                                                                   EXHIBIT 10.65

                    AMENDMENT TO SEVERANCE BENEFITS AGREEMENT

        This AMENDMENT (the "Amendment") to the Severance Benefits Agreement (the "Agreement") dated February 6, 1998 by and between CYTEL CORPORATION (the "Company"), and DR. ROBERT L. ROE ("Employee") and attached hereto as Exhibit A, is entered into as of June 2, 1999 (the "Amendment Date").

                                    RECITALS

        WHEREAS, the parties hereto desire to amend the Agreement in the manner set forth in this Amendment in order to provide severance benefits to the Employee as reflected in this Amendment.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the benefits described below and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given such terms in the Agreement.

2. The two indented paragraphs on the top of page 3 of the Agreement (as noted on page 3 of Exhibit A) are hereby amended and restated in their entirety as follows:

                (1) SEVERANCE BENEFIT: On June 3, 1999 ("Severance Date"), you will be entitled to a severance benefit to be paid in the form and manner set forth in this Section (1) equivalent to six
                (6) months Base Salary ("Severance Benefit"). On the Severance Date, you will be issued a warrant in the form attached hereto as Exhibit B, to purchase a number of shares of Common Stock in the Company with a value equivalent to the value of your Severance Benefit plus forty percent (40%) ($220,500). The value of the Common Stock and the exercise price of the warrant shall be equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the Severance Date.

                The exercise date of the warrant issued pursuant to this Section
                (1) will be four (4) years from the date it is issued. The warrant shall be fully vested and will include a net exercise provision.

                (2) SUCCESS BONUS: You will be eligible to receive a success bonus ("Success Bonus") on the closing date of the merger ("Closing Date") and on December 31, 1999 under the circumstances provided in this Section (2).

                You will be entitled to a Success Bonus on the Closing Date if the Company's cash or similar assets exceed liabilities on the Closing Date by more than $315,000 ("Excess Cash Value") as reflected in the Company's financial statements. If Excess Cash Value exists, you will receive a Success Bonus of five (5)% of the Excess Cash Value.



                                       1.

                You will be entitled to an additional Success Bonus if the Company's proceeds (net of any out-of-pocket expenses incurred in order to realize those proceeds) from the sale of non-Epimmune assets prior to December 31, 1999, aggregated with the Company's other assets as reflected on the Company's financial statements on the Closing Date, exceed the Company's liabilities by more than $315,000 as of the Closing Date (Year End Excess Cash Value). If Year End Excess Cash Value exists, you will be entitled to a Success Bonus equivalent to 5% of the amount by which the Year End Excess Cash Value exceeds the Excess Cash Value.

                The Company agrees to prepare and provide to you a statement reflecting whether there is any Excess Cash Value and/or Year End Excess Cash Value and the amount of your Success Bonus, if any, within fifteen (15) days of the Closing Date and by January 15, 1999. Within 15 days of notice from the Company that you are entitled to a Success Bonus, you agree to notify Company in writing of the format in which you elect to receive the Success Bonus. You may elect to receive the cash value of the Success Bonus or to accept the Success Bonus in the form of a warrant to purchase a number of shares of Common Stock in the Company with a value equivalent to the cash value to which you are entitled. The value of the Common Stock and the exercise price of the warrant will be equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the Separation Date.

                If you elect to receive a Success Bonus, if any, issued in the form of a warrant, you will have 4 years from the date the warrant is issued to exercise the warrant. The warrant shall be fully vested and shall include a net exercise provision ; and

                (3) CURRENT STOCK OPTIONS: Each of the stock options you currently hold to purchase Common Stock of the Company ("Options") shall: (i) be accelerated such that the number of vested shares under the Options shall equal 44,363 shares, and
                (ii) be exercisable up to and including four (4) years from the Severance Date.

3. Except as specifically amended by this Amendment and the Attachments hereto, the terms and conditions of the Agreement shall remain in full force and effect.

4. This Amendment and the Attachments hereto, shall be governed by and construed in accordance with the laws of the State of California, without regard to its choice of law provisions.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. This Amendment and the Attachments hereto, constitute the entire agreement between Employee and the Company. It is entered into without reliance on any promise or representation other than those expressly contained in this Amendment and the Attachments hereto.



                                       2.
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        IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first written above.

        CYTEL CORPORATION

By: /s/ Howard E. Greene                /s/ Robert L. Roe
   --------------------------------     ----------------------------------------
   HOWARD E. GREENE, JR.                DR. ROBERT L. ROE
   CHAIRMAN OF THE BOARD



                                       3.
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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT
AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE
OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           WARRANT TO PURCHASE SHARES
                               OF COMMON STOCK OF
                                CYTEL CORPORATION
                            (VOID AFTER JUNE 2, 2003)

        This certifies that ROBERT L. ROE, M.D. or assigns (the "Holder"), for value received, is entitled to purchase from CYTEL CORPORATION, a Delaware corporation (the "Company"), having a place of business at 9393 Towne Centre Drive, San Diego, California 92121, a maximum of [117,600] fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") for cash at a price of $1.875 per share (the "Stock Purchase Price") at any time or from time to time up to and including 5:00 p.m. (Pacific time) on June 2, 2003 (the "Expiration Date"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

        This Warrant is subject to the following terms and conditions:

        1.      EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

                1.1 GENERAL. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common



                                       1.

Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

                1.2 NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                      X = Y (A-B)
                            -----
                              A

                Where X = the number of shares of Common Stock to be issued to the Holder

                Y    =    the number of shares of Common Stock purchasable under
                          the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                A    =    the fair market value of one share of the Company's
                          Common Stock (at the date of such calculation)

                B    =    Stock Purchase Price (as adjusted to the date of such
                          calculation)

For purposes of the above calculation, if the Company's Common Stock is then traded on a securities exchange or through the Nasdaq National Market, the fair market value of one share of Common Stock shall be deemed to be the average of the closing sales prices for one share of Common Stock on such exchange for the ten (10) trading days immediately preceding the date of exercise, and otherwise the fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith.

        2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such



                                       2.

action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

        3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

                3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                3.2 DIVIDENDS IN COMMON STOCK, OTHER STOCK, PROPERTY, Reclassification. If at any time or from time to time the Holder of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                        (a) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

                        (b) any cash paid or payable otherwise than as a cash dividend, or

                        (c) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above), then and in



                                       3.

each such case, the Holder shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which the Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which the holder of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

                3.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Stock Purchase Price hereof effective at the time of a merger and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder substantially similar to the Warrant to purchase Common Stock, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

                3.4 CERTAIN EVENTS. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strict application would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company



                                       4.

shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

                3.5     NOTICES OF CHANGE.

                        (a) Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Stock Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                        (b) The Company shall give written notice to the Holder at least 10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

                        (c) The Company shall also give written notice to the Holder at least 30 business days prior to the date on which an Organic Change shall take place.

        4. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

        5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

        6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

        7. WARRANTS TRANSFERABLE. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly



                                       5.

endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

        8. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

        9.      INVESTMENT REPRESENTATIONS.

                9.1 PURCHASE FOR OWN ACCOUNT. Holder represents that it is acquiring this Warrant and the Common Stock issuable upon exercise of this Warrant (collectively, the "Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

                9.2 INFORMATION AND SOPHISTICATION. Holder acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire this Warrant. Holder represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and to obtain any additional information necessary to verify the accuracy of the information given the Holder. Holder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

                9.3 ABILITY TO BEAR ECONOMIC RISK. Holder acknowledges that investment in this Warrant involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

                9.4 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

                        (a) There is then in effect a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                        (b) (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances



                                       6.

surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act.

                Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Holder to a stockholder or partner (or retired partner) of such Holder, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were a Holder hereunder.

        10. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        11. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

        12. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

        13. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

        14. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

        15. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                       7.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 3rd day of June, 1999.

                                        CYTEL CORPORATION

                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


ATTEST:


-------------------------------------
Secretary

                                   EXHIBIT A

                               SUBSCRIPTION FORM

                                                         Date: _________________

Cytel Corporation
9393 Towne Centre Drive
San Diego, CA 92121

Attn:  Secretary

Ladies and Gentlemen:

[x] The undersigned hereby elects to exercise the warrant issued to it by Cytel Corporation (the "Company") and dated June __, 1999 (the "Warrant") and to purchase thereunder __________________________________
        shares of the Common Stock of the Company (the "Shares") at a purchase price of ___________________________________________ Dollars
        ($__________) per Share or an aggregate purchase price of __________________________________ Dollars ($__________) (the "Purchase
        Price").

[x] The undersigned hereby elects to convert _______________________ percent (____%) of the value of the Warrant pursuant to the provisions of
        Section 1.2 of the Warrant.

        Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer.


                                        Very truly yours,

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Printed Name